                                                                  EXHIBIT 10.14

                    AMENDMENT NO. 1 TO CONSULTING AGREEMENT


     This Amendment No. 1 to Consulting Agreement ("Amendment") is entered into as of August 3, 1998 by and between Jenkon International, Inc., a Delaware Corporation ("Company") and Anthony Soich ("Consultant").

                               R E C I T A L S:
                               - - - - - - - -

     A. The Company and Consultant entered into that certain Consulting Agreement as of January 1, 1998 providing for certain compensation to Consultant for services being rendered by Consultant.

     B. In connection with the Company's initial public offering (the "Offering"), a reduction in Consultant's compensation would greatly facilitate the Offering.

     NOW, THEREFORE, for good and valuable consideration, the parties hereto mutually agree as follows:

                                A M E N D M E N T:
                                - - - - - - - - -

     1. Section 4 entitled "Compensation" contained in the original Consulting Agreement is hereby amended to read as follows in its entirety:

          "During the term of this Agreement, Consultant shall be entitled to receive compensation in the aggregate amount of $110,000 payable upon consummation of the Offering."

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             JENKON INTERNATIONAL, INC.


                                             By:  /s/ Steve McKeag
                                                  -----------------------------
                                                  Steve McKeag, Chief Financial
                                                  Officer

                                                  /s/ Anthony Soich
                                                  -----------------------------
                                                  Anthony Soich

                             CONSULTING AGREEMENT


     This Consulting Agreement ("Agreement") is entered into as of January 1, 1998 by and between Jenkon International, Inc., a Delaware corporation (hereinafter referred to as the "Company"), with principal offices at 7600 N.E. 41st Street, Suite 350, Vancouver, Washington 98662 and Anthony Soich ("Consultant"), an individual.

                                       RECITALS

     A. The Company is a developer of specialized software solutions for network marketing and other companies involved in the direct sales industry (the "Business").

     B. The Company desires to engage Consultant to provide advisory and consulting services in connection with the Company's initial public offering of common stock (the "Offering").

     C. Consultant has indicated his willingness to serve as a consultant to the Company.

     NOW, THEREFORE, in consideration of the Agreement and the mutual promises and covenants contained herein, the parties hereto mutually agree as follows:


                                      AGREEMENT

     1.   TERM.

     The term of this Agreement shall be for twelve (12) months (the "Term"); provided, however, that this Agreement shall terminate earlier upon the consummation of the Offering.

     2.   SERVICES TO BE RENDERED.

     Consultant shall provide advisory and consulting services to the Company in connection with the Company's Offering, and advice regarding negotiations with and the selection of the underwriters for the Offering (the "Services"). Consultant will devote such time and effort as may be reasonably requested from time to time to discharge the obligations described in this Agreement.


                                      1.

     3.   LOCALE.

     The Company acknowledges and agrees that the services to be rendered by Consultant shall primarily be rendered in and about Los Angeles, California.

     4.   COMPENSATION.

     During the Term of this Agreement, Consultant shall be entitled to receive
(i) compensation in the aggregate amount of $100,000 payable upon consummation of the Offering, and (ii) an additional $25,000 payable in the event the overallotment option in the Offering is exercised.

     5.   TERMINATION.

          (a) DEATH. This Agreement shall terminate automatically upon Consultant's death.

          (b) NOTICE. Consultant may terminate this agreement by giving the Company notice 30 days prior to the desired termination date.

     6.   STATUS AS INDEPENDENT CONTRACTOR.

     In performing services under this Agreement, Consultant is, and shall at all times be, acting and performing as an independent contractor with respect to the Company, performing his services in accordance with his own judgment as to the method of rendering such services. The Company shall neither have nor exercise any control or direction over the methods by which Consultant performs his services nor shall the Company interfere with such freedom of action or prescribe rules or otherwise control or direct the manner in which such services are performed; provided, however, that such services by Consultant be performed in a competent, efficient and satisfactory manner as determined by the Company's Board of Directors in its discretion, in accordance with current-accepted standards for the profession. Such work, function and services shall be done and performed in accordance with all applicable laws then obtaining.

     Consistent with the foregoing described relationship between the parties, the Company shall not make any deduction for any payroll taxes, unemployment or workers compensation insurance, old age pensions, annuities or benefits measured by wages, salary or other compensation paid to Consultant, nor shall Consultant be entitled to participate in any fringe benefits plans maintained by the Company for the benefit of its employees.


                                      2.

     Consultant acknowledges and agrees that Consultant shall not have any claim under this Agreement or otherwise against the Company for vacation pay, sick leave, retirement benefits, social security, worker's compensation, disability, employee insurance benefits or any other employee benefits of any kind or nature.

     7.   MISCELLANEOUS.

          (a) SUCCESSION. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. Consultant's obligations and duties hereunder are personal and not assignable.

          (b) CALIFORNIA LAW. This Agreement shall be interpreted and governed by, and enforced in accordance with, the internal laws of the State of California.

          (c) WAIVER. A waiver by any party of any of the terms and conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. Any party may waive any term, provision or condition included for the benefit of such party. All waivers shall be in writing.

          (d) NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to Consultant at his address set forth on the signature page hereof, or addressed to the Company at 7600 N.E. 41st Street, Suite 350, Vancouver, Washington 98662, fax(360) 256-9623, Attn: Mr. Steve McKeag, Chief Financial Officer; and any such notice shall be deemed received on the fourth (4th) business day after the date of mailing. Notices if given personally or sent by facsimile transmission shall be deemed to have been given and received upon receipt or the sending of the transmission. Any party may change the address at which notice shall be given by written notice given in the above manner.

          (e) CONSTRUCTION. Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.


                                      3.

          (f) LEGAL COUNSEL. Consultant and the Company recognize that this is a legally binding contract and acknowledge and agree that they have each had the opportunity to consult with legal counsel of their choice.

     IN WITNESS WHEREOF, the parties have executed this Agreement in Los Angeles, California and as of the date first written above.


                                               JENKON INTERNATIONAL, INC.



                                               By:  /s/ Steve McKeag
                                                    ----------------------------
                                                    Steve McKeag
                                                    Chief Financial Officer

                                                    /s/ Anthony Soich
                                                    ----------------------------
                                                    Anthony Soich


                                               Address:  Anthony Soich
                                               612 The Strand
                                               Hermosa Beach, California 90254
                                               fax (310)798-0004


                                     4.